UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2012

STARBUCKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Washington	0-20322	91-1325671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134

(Address of Principal Executive Offices)

(206) 447-1575

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Effective at the beginning of fiscal 2012, we implemented the previously announced strategic realignment of our organizational structure designed to accelerate our global growth strategy. Prior to fiscal 2012, Starbucks retail business was structured as Starbucks U.S. and Starbucks Coffee International, which encompassed 54 markets outside the United States. Under the new organizational structure, the retail business will be split among the following three regions:

•	Americas: United States, Canada, and Latin America

•	China and Asia Pacific

•	EMEA: Europe, Middle East, Russia and Africa

A president for each region, reporting directly to our chief executive officer, now oversees the company-operated retail business working closely with both the licensed and joint-venture business partners in each market. The regional presidents also work closely with our Global Consumer Products and Foodservice team to continue building out our brands and channels in each region.

In connection with the changes to our organizational structure, and the resulting changes in the management reporting to our chief executive officer, we will change our reporting segments in our Quarterly Report on Form 10-Q for the quarter ended January 1, 2012. Each of the above regions represents an operating segment and a reportable segment. We will continue to present our Global Consumer Products Group and Foodservice as a reportable segment and will continue to include our Seattle’s Best Coffee operating segment along with Digital Ventures and unallocated corporate expenses in “Other.”

This Form 8-K provides a summary of the effects of the above reporting changes on Starbucks historical segment results. The information contained in this Form 8-K is being furnished pursuant to Regulation FD in order to provide the financial community with summary financial information and historical data that is on a basis consistent with our new reporting structure. Beginning with the quarter ended January 1, 2012, our financial statements will reflect the new reporting structure with prior periods adjusted accordingly.

In connection with the changes to our organizational structure and reporting, we have changed the accountability for, and reporting of, certain indirect overhead costs. Certain indirect merchandising, manufacturing costs and back-office shared service costs, which were previously allocated to segment level costs of sales and operating expenses, are now managed at a corporate level and will be reported within unallocated corporate expenses. These expenses have therefore been removed from the segment level information included in the attached supplemental financial data. On a consolidated basis, the impact of such changes is to reclassify certain operating expenses within our consolidated statement of earnings. In order to conform prior period classifications with the new alignment, the historical consolidated financial statements will be recast with the following adjustments to previously reported amounts:

	Increase (decrease)
(unaudited, $ in Millions)	2011					2010	2009
	Q1	Q2	Q3	Q4	Full Year	Full Year	Full Year
Total net revenues	$—	$—	$—	$—	$—	$—	$—
Cost of sales including occupancy costs	(8.5)	(8.9)	(8.6)	(7.8)	(33.8)	(42.1)	(52.6)
Store operating expenses	(17.7)	(18.2)	(17.4)	(16.9)	(70.2)	(79.5)	(66.0)
Other operating expenses	(2.4)	(2.2)	(2.4)	(2.2)	(9.2)	(13.5)	(13.8)
Depreciation and amortization expenses	—	—	—	—	—	—	—
General and administrative expenses	28.6	29.3	28.4	26.9	113.2	135.1	132.4

Total operating expenses	—	—	—	—	—	—	—
Gain on sale of properties	—	—	—	—	—	—	—
Income from equity investees	—	—	—	—	—	—	—

Operating income	$—	$—	$—	$—	$—	$—	$—

The recasting of previously issued financial information above and in the exhibits attached hereto does not represent a restatement of previously-issued financial statements and does not affect our reported net income, earnings per share, total assets, or stockholders’ equity for any of the previously reported periods.

The information furnished in Item 7.01, including the exhibits attached hereto, shall not be deemed “filed” for any purpose, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing. This report will not be deemed an admission as to the materiality of any information in the report that is provided in connection with Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Consolidated Statements of Earnings – As Recast

99.2	Segment Results – As Recast

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STARBUCKS CORPORATION

Dated: January 12, 2012	By:	/s/ TROY ALSTEAD
Troy Alstead
chief financial officer and chief administrative officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Consolidated Statements of Earnings – As Recast

99.2	Segment Results – As Recast